Form C

Cover Page

Name of issuer:

SFBC Pittsburgh, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: PA

Date of organization: 4/4/2019

Physical address of issuer:

331 Circle of Progress Dr
Pottstown PA 19464

Website of issuer:

http://slyfoxbeer.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

300,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; interests will be sold in increments of $1.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$550,000.00

Deadline to reach the target offering amount:

9/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SFBC Pittsburgh, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John J. Giannopoulos	Managing Partner	Sly Fox Brewing, Inc	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John J. Giannopoulos	Managing Partner	2019
Peter R. Giannopoulos	Partner	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Peter R. Giannopoulos	Membership interests	30.0
John Giannopoulos	Membership interests	30.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has made certain assumptions about the craft beer market and the Pittsburgh area in order to create financial projections for the business.

There is risk associated with the accuracy of these projections due to continuous changes in beer trends, new introductions, by competitors, changes in consumer preferences and shifts in consumer demographics. In order to mitigate this risk, the Company has based its key assumptions off of the operations of the other Sly Fox Brewing Co.'s brewpubs.

The craft beer industry is intensely competitive.

The company will face competition from other craft breweries as well as mass-market beer brewers and those restaurants and bars that pour those offerings. In order to lessen this risk, our plan is to continue to utilize creative marketing events and campaigns to separate ourselves from the competition.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success.
These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could impact our sales forecast, loss of customers and sales and diversion of management resources, which could adversely affect operating results.

A reduction in consumer demand for craft beers could harm our business.

A limited or general decline in consumption of craft beers could occur in the future due to a variety of factors, including: a general decline in economic conditions; changes in consumer spending habits; increased concern about the health consequences of consuming alcoholic beverage products and about drinking and driving; a trend toward a healthier diet including lighter, lower calorie beverage, such as diet soft drinks, juices and water products; the increased activity of anti-alcohol consumer groups; and increased federal, state or foreign excise and other taxes on alcoholic beverage products.

An economic downturn in the Pittsburgh market may adversely affect consumer discretionary spending and demand for our products.

Factors affecting the level of consumer spending include general economic conditions, consumer confidence in future economic conditions, the availability of consumer credit, levels of unemployment, and tax rates, among others. Poor economic conditions may lead consumers to delay or reduce purchase of our products, which could have a material adverse effect on our financial condition.

Delays in demolition of existing space as well as the buildout for our new space.

We have already engaged with an architect, general contractor and sub-contractors, but any delays in the work by the developer could delay our planned opening date.

There is a risk of employee injuries in commercial kitchens and production facilities.

While the company makes efforts to mitigate against those risks through insurance policies and proactive safety training, work injuries do still pose a risk to business operations in the short term and as a liability in the long term.

Our future success depends on the efforts of a small management team.

The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our success depends on our ability to uphold the strong reputation of our brand.

Our reputation and consumer confidence depends on the effectiveness of our marketing, our product quality, and our customer experience. Any harm to our brand could have a adverse effect on our company.

The company will be serving alcohol on-premise which means we are at an increased risk of consumer complaints and / or injury lawsuit.

It is also a risk that consumers may leave our location intoxicated and be involved in a crime or accident. While we will uphold the highest standards of service and continuous training efforts, there is always a risk of an unforeseen problem.

A disruption in brewing activities at the Sly Fox Brewery could have an adverse effect on the company.

A prolonged disruption - due to fire, industrial action or any other cause, at the brewing facility could have an adverse effect on our overall operations and ultimately, our sales forecast.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: 50% Build Out (primarily tenant improvements and construction costs), 27% Equipment (small wares, glass ware, and bar supplies), 15% Business Development, 3% Marketing, 5% Wefunder Fees

If we raise: **$550,000**

Use of Proceeds: 50% Build Out (primarily tenant improvements and construction costs), 27% Equipment (small wares, glass ware, and bar supplies), 15% Business Development, 3% Marketing, 5% Wefunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Interests			Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've been brewing and packaging beer since 1995. In fact, we were the first craft brewery in the region to produce cans for sale, which are now sold in 6 states and DC. We have two brewpubs now and are days away from opening our third location in Wyomissing. We have positioned ourselves for aggressive growth in 2019. This expansion will include two new locations in the Pittsburgh area - the historic Terminal Building Redevelopment Project and at The Point, the tip of the "Golden Triangle."

As 20+ year veterans of the craft beer and brewpub business, we've seen the industry grow and develop into what it is today. With an increasingly crowded brewery market, it's time to innovate. We've recently launched our community footprint strategy targeting secondary markets and opening additional brewpubs in order to increase marketshare and broaden brand exposure.

For more details about our growth in the Pittsburgh market and Sly Fox, click the PDF in our profile.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

SFBC Pittsburgh, LLC was incorporated in the State of Pennsylvania in April 2019. SFBC Pittsburgh, LLC shares ownership and management groups with other Sly Fox breweries. However, the entities share no liabilities. The only assets shared are marketing communications and brand development.

Since then, we have:

- The Giannopoulos family has been in the craft beer and brewpub business for over twenty-two years.

- Winners of multiple Great American Beer Festival medals for outstanding craft beers.

- Our current brewpubs in Phoenixville and Pottstown combine for more than $3.5 million in annual sales.

- As part of our Community Footprint Strategy, we've leased over 6,000 SF within McKnight Reality Partners' $100+ million "The Highline" redevelopment Project, as well as 1,700 SF in the downtown River Vue Complex at The Point.

- With a population of over 2.36 million people, Pittsburgh has quickly become one of the hot spots on the craft beer scene.

Historical Results of Operations

Our company was organized in April 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended April 25, 2019, the Company had revenues of $0.

- *Assets.* As of April 25, 2019, the Company had total assets of $0, including $0 in cash.

- *Net Income.* The Company has had net income of $0 through April 25, 2019.

- *Liabilities.* The Company's liabilities have totaled $0 through April 25, 2019.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SFBC Pittsburgh, LLC cash in hand is $0, as of April 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 12 months.

The first of our new pubs in Pittsburgh is expected (although not guaranteed) to open in the middle of June, the second opening later this fall.
Between $400,000 and $500,000 total is needed to open both locations.

By mid-to-late fall, we hope to be operating two tap houses in the Pittsburgh area and continue to gain marketshare. In addition to funds that we hope to secure through the Wefunder raise, each Pittsburgh location has a Tenant Improvement Allowance from the developers:

- Sly Fox Taphouse at The Point: $85,000
- Sly Fox Brew Lab & Pub: $250,000

Although we cannot guarantee it, we hope that Sly Fox Taphouse at The Point will be profitable in 12 to 18 months, and Sly Fox Brew Lab & Pub will be profitable in 24 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://slyfoxbeer.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Sly Fox Pittsburgh Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- John J. Giannopoulos
- Peter R. Giannopoulos

Appendix E: Supporting Documents

- Operating_Agreement_SFBC_Pittsburgh_with_Attachment_Apdf.pdf



INVEST IN SLY FOX BREWING CO.

We're Coming To The 'Burgh

We've been brewing and packaging beer since 1995. In fact, we were the first craft brewery in the region to produce cans for sale, which are now sold in 6 states and DC. We have two brewpubs now and are days away from opening our third location in Wyomissing. We have positioned ourselves for aggressive growth in 2019. This expansion will include two new locations in the Pittsburgh area - the historic Terminal Building Redevelopment Project and at The Point, the tip of the "Golden Triangle."



John Giannopoulos
Owner, Managing Director
Turned a homebrew hobby into a brewpub, a tasting room, and a production brewery.



$ 1000 min

REMIND ME

What you are investing in

Revenue Share Loan

5% of revenues

1.5X payback multiple

Secured by assets of Sly Fox Brewing Co..

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$1,000+
THE 412. Swag Bag with Sly Fox Investor T-Shirt, Sly Fox Pint Glass, Sly Fox Stickers, and one ticket to the VIP Investor Appreciation Party - a sneak peak at our newest location.

Why you may want to invest

1. The Giannopoulos family has been in the craft beer and brewpub business for over twenty-three years.
2. Winners of multiple Great American Beer Festival medals for outstanding craft beers.
3. Our current brewpubs in Phoenixville and Pottstown combine for more than $3.2 million in annual sales.
4. As part of our Community Footprint Strategy, we've leased over 6,000 SF within McKnight Reality Partners' $100+ million "The Highline" redevelopment Project, as well as 1,700 SF in the downtown River Vue Complex at The Point.
5. With a population of over 2.36 million people, Pittsburgh has quickly become one of the hot spots on the craft beer scene.

Our Ambition

As 23+ year veterans of the craft beer and brewpub business, we've seen the industry grow and develop into what it is today. With an increasingly crowded brewery market, it's time to innovate. We've recently launched our community footprint strategy targeting secondary markets and opening additional brewpubs in order to increase marketshare and broaden brand exposure. For more details about our growth in the Pittsburgh market and Sly Fox, click the PDF file below.

Sly_Fox_PITTSBURGH.pdf

https://slyfoxbeer.com

$2,500+

THE STEEL CITY. You also get the Swag Bag with more swag, including Sly Fox 64-ounce Glass Growler, Sly Fox Frisbee, and two tickets to the VIP Investor Party.

$5,000+

CITY OF BRIDGES. You get everything listed above as well as the Investor Discount Card featuring a 15% discount on all your purchases at any of our locations and a Sly Fox 64-ounce Hydro-Flask with four tickets to the VIP Investor Party.

$10,000+

CITY OF CHAMPIONS. You also get everything listed above, but we're also going to give you a Sly Fox YETI Cooler filled with your favorite Sly Fox beer.

$25,000+

SIXBURGH. Not only do you get everything listed above, but you'll also get an exclusive Beer Tasing Event at our newest location with twenty-five of your closest friends and family. We'll provide you with plenty of our award winning beers and appetizers.

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pittsburgh brewery food eating_and_drinking beer

Why I Like Sly Fox Brewing Co.

I'm looking forward to Sly Fox's entrance into Pittsburgh! PJ Oris has been keeping me posted on its growth plans and progress and I'm impressed by the thoughtful approach used by Sly Fox and the skilled management team it has assembled. Sly Fox also makes great products! It will be a welcome addition to the thriving downtown and southside neighborhoods.



John Kaye

MANAGING DIRECTOR OF ENDOWMENT - UNIVERSITY OF PITTSBURGH

THE BUZZ ABOUT SLY FOX BREWING CO.

McKnight is thrilled to have Sly Fox Brewing Company join The Highline as its lead retail tenant. Their PA roots and devotion to the community is reflective of McKnight's core values and the symbolism of revitalizing this historic riverfront landmark. Their direct access to the Three River Heritage Trail will be a great amenity to outdoor enthusiasts and visitors alike.



Izzy Rudolph
Director of Development & Acquisitions - McKnight Realty Partners

Working with the Sly Fox Brewing Company to expand into the Pittsburgh market has been a great experience. As business owners, their passion and craft is evident in their 20+ years of awards and success. I am very fortunate to have developed a relationship with the caring and generous people behind the Sly Fox brand and am confident that Pittsburghers are going to love having them in their city. Sly Fox's two new locations are going to be a great addition to Pittsburgh's booming local beer scene and will anchor their presence here for a long time.



Justin Walbert
Retail Associate - JLL

We couldn't be more excited to welcome Sly Fox to Pittsburgh's already vibrant craft beer scene! With two premier locations Downtown and in Southside, our favorite new brewery is sure to appeal to residents and visitors alike. Whether you're a craft beer aficionado, or simply looking for a fun place to meet up with friends and family, Sly Fox is going to be your new favorite place to be!



Bill Krieger
VP, Managing Director - Gleason

The cutthroat goat races of Sly Fox Brewery's annual Bock Fest

It was finally time. A hush fell over the crowd, which had been rowdy all afternoon, as the last five goats standing approached the starting line. They stomped their hooves, sized one another up, and tossed their heads impatiently as their handlers struggled

March 22, 2019 @ philly.com

Sly Fox Brewing Strikes Gold Again at GABF

Sly Fox's "Grisette Working Class Ale" was awarded the Gold Medal this year, after taking home the Silver Medal in 2013. Sly Fox was one of five Pennsylvania breweries to win a Gold Medal in 2014. GABF is the largest commercial beer competition in the

March 21, 2019 @ chilledmagazine.com

Sly Fox Brewing Co. plans out-of-region expansion with Pittsburgh on its short list - Pittsburgh Business Times

With an aim to maintain its growth streak, Sly Fox Brewing Co. made a major investment to renovate its brewhouse in Chester County, where it's been located for over 20 years. The brothers behind the family-owned company say this will help Sly

March 21, 2019 @ bizjournals.com

Sly Fox Is Expanding To Pittsburgh - Breweries in PA

Stop if you've heard us say this before, but another brewery in Pennsylvania is expanding! The Pittsburgh craft beer scene continues to grow at a great pace, and joining in that growth is Sly Fox Brewery as they plan to open in the steel city!

January 28, 2019 @ breweriesinpa.com

Sly Fox Brewing Co. is opening a pub in The Highline, and a Downtown satellite this fall

Photo courtesy of Sly Fox Brewing Co. Release the (booze) hounds! Sly Fox Brewing Co. is coming to Pittsburgh. This fall, the eastern Pennsylvania-based brewery will open a nearly 6,000-square-foot location on the South Side. Sly Fox will occupy a

January 21, 2019 @ nextpittsburgh.com

Sly Fox Brewing Co. plans out-of-region expansion after revamping original Phoenixville pub - Philadelphia Business Journal

With an aim to maintain its growth streak, Sly Fox Brewing Co. made a major investment to renovate its brewhouse in Chester County, where it's been located for over 20 years. The brothers behind the family-owned company say this will help Sly

July 26, 2018 @ bizjournals.com

Sly Fox Brewing creates ale to raise funds for the Alex's Lemonade Stand Foundation

Pottstown >> Sly Fox Brewing Co. has joined with the Alex's Lemonade Stand Foundation to create a new brew with a cause. Alex's Lemon Wheat Ale is named for Alexandra "Alex" Scott, who when she was just 4 held her first childhood cancer

July 23, 2018 @ thereporteronline.com

Sly Fox Brewing Co. Announces Rebrand and Renovated Original Tasting Room

Sly Fox Brewing Co. in Phoenixville, Pennsylvania has announced that the brewery's original taproom has been renovated and multiple recipes have been revamped along with the brewery's packaging in order to provide a sparkling new look to one of the

July 11, 2018 @ beerconnoisseur.com

Sly Fox Brewing Co. finds itself at a crossroads

Amid increased competition, changing habits, Pottstown-based brewer strives to stay relevant. Sly Fox Brewing Co. finds itself at a crossroads of sorts. Founded in 1995 by Pete Giannopoulos, it was one of the first craft breweries in the state, back when they

June 17, 2018 @ readingeagle.com

Sly Fox Brewing is opening a third location, here are the plans and renderings

Since its inaugural brew in 1995, Sly Fox Brewing has crafted more than 100 different topnotch craft beers, available in its brewpubs in Phoenixville and Pottstown, Pa., as well as top bars and restaurants in six regions along the East Coast.

April 4, 2018 @ craftbrewingbusiness.com

Sly Fox Brewing Announces Plans for Third Location | Brewbound.com

POTTSTOWN, Penn. - For more than 20 years, Sly Fox Brewing Company has remained focused on producing quality lagers and ales while building a reputation for their establishments-two festive pubs in southeastern Pennsylvania featuring a

March 30, 2018 @ brewbound.com

From MONTCO: Sly Fox Brewing Company is Expanding

The restaurant will be similar to Sly Fox's Tastin' Room at its Pottstown brewery in the Circle of Progress business park near the Pottstown airport. There will not be any brewing done at the Wyomissing site. Instead, the beer will be transported there from

March 29, 2018 @ vista.today

Pottstown microbrewer to open pub in VF Outlet redevelopment project | LVB

Sly Fox Brewing Co. of Pottstown plans to open a restaurant in a former outlet building in Wyomissing. John Giannopoulos, a managing partner of the brewing company, said the 5,900-square-foot restaurant could be open as early as late

March 28, 2018 @ lvb.com

Sly Fox Brewing seeks to tap more business in Berks

DISCLAIMER FOR COMMENTS: The views expressed by public comments are not those of this company or its affiliated companies. Please note by clicking on "Post" you acknowledge that you have read the TERMS OF USE and the comment you are

October 4, 2017 @ wfmz.com

Barcade and Sly Fox Brewing Make a 'Boogie Nights' Beer Because, Why Not?

Sly Fox Brewing announced this week that it will debut a collaboration beer with Barcade, a national bar and arcade chain, on April 6. RELATED: The 101 Best Beers in America Dubbed "Chest Bockwell," named for a pseudonym of John C.

March 26, 2017 @ mensjournal.com

Sly Fox Brewing brings back Taps, Tunes & Trucks and the Fox Trot 5k

Sly Fox Brewing Company will bring two popular events back on May 21. The annual Fox Trot 5k will begin at 10 a.m., followed by the Tap, Tunes & Trucks festival. For those interested in running, registration for the 2016 Fox Trot 5k is $48 per person,

May 10, 2016 @ phillyvoice.com

Where To Eat And Drink on This Big Weekend

There are a lot of food festivals and one goat race. There's a lot to look forward to this weekend. For some reason, it just seems like everybody decided to schedule their street festival / spring fest / goat race this weekend, so in order to keep track of

May 1, 2015 @ phillymag.com

Sly Fox Brewing Company Creates First Topless Beer Can

Sly Fox Brewing Company has been a canning pioneer for quite some time, but they're not so rare nowadays. Canning craft beer is a common practice now, and until recently, Sly Fox was canning their beers like everybody else; nothing special, just a

April 5, 2013 @ kegworks.com

PHOTO: Would You Drink From This Topless Beer Can?

There's something different about a new can from Sly Fox Brewing Company. Where other cans' stay-on-tabs make a small opening when popped, the one featured on cans of the Pennsylvania brewery's Helles Golden Lager lifts the entire lid, creating a

April 4, 2013 @ huffingtonpost.com

Sly Fox Has Been a Top Craft Brewery in Pennsylvania for Decades

Now we're building on our success to open two locations in Pittsburgh.

We're More Than Just A Brewpub

Our brewpubs have been the epicenter of the Sly Fox brand, a gathering spot for beer lovers to enjoy our award-winning brews, delicious food, and a family-friendly atmosphere.






SLY FOX




98
27






Sly



Can't Miss Sly Fox Events

Whether it's the famous Running Of the Goats at the Sly Fox Bock Fest or one of the biggest Can Jam Tournaments in the country, our one-of-a-kind events introduce our brand to new consumers and strengthen existing relationships.



Sly Fox Goat Races & Bock Festival







Independently Brewed In Pennsylvania

Sly Fox Brewing Co. has been crafting award-winning ales and lagers for over 23 years. Several years ago, our annual production level exceeded 15,000 barrels and we attained the status of a Regional Brewery. In 2018, production exceeded 21,000 barrels a year. As we continue our growth strategy with additional brewpubs across the state of Pennsylvania, these numbers will continue to rise.







Two Great Locations In The Heart Of Pittsburgh


SlyFox

Sly Fox Taphouse at The Point


SlyFox

Sly Fox Brew Lab & Pub at The Highline

We've recently signed leases at two great locations within downtown Pittsburgh. The first being at the entrance of the Golden Triangle - The Point at River Vue. The Point offers the ultimate urban living and dining experiences. It's just across the street from beautiful, Point State Park which is home to several downtown festivals and fairs. Our second location will be part of the massive redevelopment project at the former Terminal Building on the South Side. This project will be home to new office buildings, residential and retail spaces in an urban campus setting creating a hip, live-work-play space.

If You Build It, They Will Come





Financial Projections and Current Traction

As the popularity of craft beer continues to rise, our brewpubs offer an excellent opportunity to introduce our award-winning brews to new consumers. We're confident, with our 20+ years in the business, our new Pittsburgh locations will see immediate results and achieve our financial goals.

Our first Pittsburgh location, the Sly Fox Taphouse at The Point, will be opening in early July. This location will only require a minor renovation to the kitchen area and installation of draft lines. Located in the center of Pittsburg, the Taphouse will act as a marketing hub to introduce our award winning beers to new patrons.

The second location, the Sly Fox Brew Lab & Pub, will entail a much more extensive buildout. We're targeting an October or early November opening date. We are thrilled to be part of The Terminal Redevelopment Project and the atmosphere this new live-work-play environment will create. The Brew Lab & Pub will quickly become a major draw in the Pittsburgh beer scene.

$365,00.00	$500,000	$150,000	$1.2M	$1.0M
Amount already committed**	Total amount needed for Terminal Building	Total amount needed for The Point	Projected revenue in Year 1 Terminal Building	Projected revenue in Year 1 The Point

We've worked with the property developers and management teams to include significant tenant improvement allowances for both The Point and the Terminal Building projects. These funds will off-set the total buildout costs for each location. We also have capital set aside with the new Sly Fox Hospitality Group that will be used with the buildout of each location.

Letter from the Founders

May 2nd, 2019

Dear Investors,

We started this journey almost 23 years ago. Looking back, I don't think we ever imagined where the Sly Fox Brewhouse & Eatery would lead. We are very proud of our corporate growth, building expansions, and many successes along the way. Each milestone we achieved brought plenty of hardships, but we pushed forward, picked ourselves up, and learned from our mistakes.

Through our development, one thing hasn't changed – I love sharing a pint of a Sly Fox brew with our customers. Laughing, joking, and sharing stories connects us all. For me, it's always been about our guests and enjoying great beers with them.

Our brewpubs are a big part of the communities we're in. Our establishments are gathering spots for diverse individuals that enjoy each other's company and great beer. Over the years, we have had tremendous support from our friends and neighbors. Our new locations in Pittsburgh are going to be more of the same. We're working to establish a rapport in the community through special events, local festivals, and our existing on-premise accounts.

We're confident we'll be as successful in Pittsburgh as we are in Phoenixville, Pottstown, and Wyomissing. The people may change, but the community atmosphere will surely continue. We look forward to new smiles, more laughs, and endless stories. People like great beer, great food, and great service. We not only strive to deliver all three, but we focus on providing an inviting atmosphere that creates lasting friendships.

This Wefunder Campaign is an extension of our community footprint strategy. It's a great opportunity to invite friends and neighbors to be part of our growth plan from the beginning. We're excited about this opportunity to involve you in our business and look forward to growing the craft beer culture with your help.

I look forward to sitting down together at one of our new locations in Pittsburgh enjoying a pint.

Cheers.

John Giannopoulos

Sly Fox Brewing Company

Managing Partner

Meet the Founders



John Giannopoulos

Owner, Managing Director

Turned a homebrew hobby into a brewpub, a tasting room, and a production brewery.



Pete Giannopoulos

Owner, Managing Partner

15+ years in sales. Started homebrewing 30 years ago. Founded Sly Fox in 1995.

AND THE REST OF THE TEAM



Paul Oris

Partner Sly Fox Hospitality Group



Mike Keefe

General Manager | Sly Fox Taphouse at the Point



Craig Coffman

Corporate Director Of Hospitality



Tim Ohst

Director of Brewery Operations

Interview

– COLLAPSE ALL

WF: What is Sly Fox? ^

SF: What started as a home-brewing experiment, has evolved into a one-of-a-kind experience; a world-class, award-winning brewery that features a calendar of unique and exciting events. Whether it's enjoying a pint of our craft beer with a kielbasa pizza at the brewpub or watching the running of the goats at the Bock Fest, we have become a brand that consumers recognize and embrace.

The brewery is known as one of the first independent craft beer makers in the region and, with a culture that has evolved over the last 22 years, the Sly Fox Brewing Company now distributes our popular beers to seven Mid-Atlantic States. We manage two destination brewpubs including the original Brewhouse and Eatery in Phoenixville, PA and a Tasting Room connected to the brewery in Pottstown, as well as opening our third location, the Sly Fox Taphouse at the Knitting Mills in Wyomissing, within a few weeks.

WF: How did Sly Fox begin? ^

SF: Almost thirty years ago my brother Pete and I were into homebrewing and, as fate would have it, he lost his job and we decided to investigate opportunities in the fledgling craft brewing industry. We kicked some ideas around, did lots of research, and decided to open a brewpub.

WF: How have you grown in the last few years? ^

SF: The original brewpub in Phoenixville opened in 1995. It was a modest operation but it was one of the very first independent breweries in the region and it became a very popular restaurant. Our beer supply couldn't keep up with distribution demand so, in 2004, we opened a 20-barrel production brewery and accompanying restaurant in nearby Royersford, PA. After seven years, increasing demand once again made greater production capacity a necessity. In 2012, we relocated brewing operations to our current Pottstown location equipped with a state-of-the-art German 40-barrel brewhouse. Our distribution has grown state by state and, as regional competition has increased, Sly Fox has maintained a stable position among restaurant goers and beer consumers.

WF: What kinds of beers do you produce? ^

SF: Although Sly Fox is highly regarded for our lagers, we produce a wide range of styles with the common thread of quality and authenticity. Our brewing philosophy is a delineating factor between Sly Fox and many competitors. We've brewed all varieties of beer over the last two decades–from best-in-class lagers to hop-forward ales, we've released more than 100 different beers. Sly Fox currently packages and distributes ten popular flagship beers as well as almost twenty anticipated seasonal varieties and experimental brews.

Interestingly, Sly Fox was a pioneer of craft beer in cans and one of the first independent breweries to install a canning line and go all in on aluminum over glass. Sly Fox is also one of the few breweries in the entire country that uses the 360-degree wide-open end on cans available throughout Pennsylvania. We also offer the Wide Open Variety Pack featuring four favorites with the wide-open lid can that drinks like a glass.

WF: What's your revenue breakdown? ^

SF: The Sly Fox Brewing Company in Pottstown does about $6 million in annual sales, $1.5 million of which is from the tasting room and $4.5 million is in distribution. That location has been growing fast–the last couple of years have seen sales increases of 25% to 35%.

Growing at that rate becomes more difficult as you reach our revenue size. The brewing industry has seen a lot of entrants in the last five years. There are more than 6,000 independent breweries now, many of which distribute in our markets. The brewery is forecasting at 5% to 10% growth in 2018.

The mature Phoenixville Brewhouse and Eatery is about a $1.8 million location that advances 5% to 6% annually.

In total, Sly Fox is an $8 million company. As part of our community footprint strategy, we boast the potential to increase revenues with the current model while developing opportunities in new markets.

WF: Tell me about your distribution setup.

SF: Sly Fox Brewing Company markets to consumers with direct sales from our brewpub locations. Our beers are also sold to wholesalers, who then sell it to distribution outlets. These beer stores and taverns also sell to consumers. Sly Fox has cultivated valuable relationships with some of the largest beer wholesalers in the Mid-Atlantic region and our products are currently available throughout Pennsylvania, New York, New Jersey, Maryland, Virginia, Delaware, and Washington, DC.

Although beer is sold and delivered by our wholesale partners, the Sly Fox sales team has built long-lasting relationships with distributorships, restaurant owners, taverns, supermarkets, and other channels to proactively enhance and facilitate sales.

WF: How do you approach branding?

SF: Although Sly Fox is continually evolving, introducing new products, and retooling our events; we've always been a family-owned company that cares about the communities in which we operate. That fact, combined with our brewing philosophy, has defined our brand personality and we've always been decisive about nurturing and promoting the brand successfully.

Our marketing mission and objectives are defined in an evolving strategic plan. The plan is supported by detailed brand standards that define everything from product promotions to can designs. The style guide and an organized archive of approved marketing assets are shared with our wholesaling partners and distribution points.

The early adoption of cans made Sly Fox popular with outdoor enthusiasts and we've aligned ourselves with community events in that universe in a campaign called The Outdoor Enthusiast's Choice where we highlight local legends in cycling, climbing, running, etc. This positioning campaign has increased exposure and, combined with team sponsorships and our own events, has moved the needle in a target market that is loyal to local, independent craft makers.

We also actively market to families. We're a family brewery and designed family-friendly environments to encourage their patronage. We make it so that when they come to our brewpubs they have an enjoyable and memorable experience. In turn, they spread the word and more families come. On the weekends, our Pottstown location is packed with families. Big annual events – the Bock Festival & Goat Races for instance – are attended by a huge proportion of families, so that's whom we continue to target.

Our brand management and engagement efforts are ongoing and follow an aggressive plan to introduce the brand to new audiences while maintaining the loyalty of our existing customers. Everything is predicated on our proven portfolio–a stable of popular craft beer styles and our events, both of which set us apart from our competitors.

WF: How do you maintain your market position amid all these new breweries?

SF: Recently we rebranded to inject some freshness and excitement into our mature brand. Consumers are always going to be attracted to what is newest and most different, at least initially. With the brand refresh, we gave that to them in an effort that included an updated company identity, all new packaging, and interior and exterior improvements at the brewpubs.

We have intellectually protected programs that continue to increase in popularity. The *Sly Fox Hop Project*, for example, is a limited release, small batched specialty beer that creates excitement and generates tremendous brand buzz.

Our longevity in the marketplace sets us apart from new breweries.

Sly Fox is a time-tested brewery that consistently delivers creative, high-quality, authentic beer. Our brewery is unique - not just in our region, but also nationally.

The brewery may be experiencing single-digit growth currently, but the restaurant business is where we see a real opportunity for advancement. Pennsylvania law allows breweries to have two satellite locations using the same brewery license. That means that each brewery is allowed two locations that don't brew beer. This is what is driving the expansion for which we are seeking funding.

WF: What are your revenue projections for the first year at your new locations?

SF: The Sly Fox Taphouse at The Point has a smaller footprint from a square footage standpoint. Our menu offering will be paired down in order to maximize the space while still providing the customer service our patrons are use to. From a revenue standpoint, we're expecting we'll be similarly sized to our Pottstown location. Knowing that, we're projecting to do somewhere between $1.4 to $1.5 million in sales. Our conservative projection is $1.25 million.

However, the second location, The Sly Fox Brew Lab & Pub - will have a seven-barrel brewing system on site. This larger location will allow us to replicate our existing model and capitalize on the surrounding area - retail, residential, and recreational. With this, we have the potential to drive the volume up as high as $1.75 million.

WF: What are you doing to generate publicity for the new location?

SF: Two years ago we partnered with a Pittsburgh craft distiller to launch the Glove Dropper IPA to honor one of the biggest intrastate hockey rivalries in sports. This project has resinated with the local Pittsburgh community and helped to increase our brand awareness. Our sales team has been diligently hitting the streets and working with the local on-premise accounts to get our beers on tap. The response to our brand offerings has been amazing. We're expending a lot of effort to create awareness in that region well before opening. Our plan is to entrench ourselves in the neighborhood so that when people think of craft beer, they think of Sly Fox.

There are three components to any restaurant's success: great beer, great food, and great service. All of that happens at our current locations, and it will happen in Pittsburgh. We are highly recognized as a producer of great beers. When people come to our Pottstown tasting room, they're blown away by the quality of the food we produce. We deliver it quickly, with friendly service. That's the game plan for Pittsburgh as well.

WF: What risks do you face?

SF: The influx of new breweries has certainly made this a more crowded field. That said, we've been doing this for nearly 23 years and we have a quality track record. We know what we're doing and we're good at it.

One of the biggest challenges we face in Pittsburgh is the distance between the main brewery and the new locations. We will have brewing capabilities to conduct test brews at The Highline location, allowing us to try new and innovative ideas. Our Pottstown brewers will also make frequent trips out to Pittsburgh to work with the team at the brew lab. This will help ensure the quality we've worked so hard to establish.

Our sales team has done a tremendous job of planting the seeds for success in the Pittsburgh market. They've partnered with some of the top bars and restaurants to feature our craft beers and build the type of consumer following we have earned at our established locations.

WF: Who's on your team?

The General Manager of Sly Fox Taphouse at The Point will be Mike Keefe, a long-time friend of Sly Fox, who brings several years of successful restaurant management to the table. Beyond that, we'll be offering opportunities to locals and with an extensive training program.

WF: Why are you raising money through equity crowdfunding?

We already have a commitment from a bank to do conventional financing, as Sly Fox is an established company, but the crowdfunding option attracted us because the concept is modern, it's new, and it's what a lot of young people are interested in. With our initial raise for our new Wyomissing location, almost 90% of the investors are within a five-mile radius of the Taphouse. This has created a core community for us to build our business on. As we look at the Pittsburgh market, we're looking for similar results in order to create those advocates for our brand. They're obviously going to want us to be successful and they're going to evangelize for the brand and that has the power to grow exponentially!

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RISKS

1

The Company has made certain assumptions about the craft beer market and the Pittsburgh area in order to create financial projections for the business.

There is risk associated with the accuracy of these projections due to continuous changes in beer trends, new introductions, by competitors, changes in consumer preferences and shifts in consumer demographics. In order to mitigate this risk, the Company has based its key assumptions off of the operations of the other

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Sly Fox Brewing Co. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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